UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 29, 2015

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa		52001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 29, 2015, Flexsteel Industries, Inc. (the “Company”) entered into amendments to its revolving credit line with Wells Fargo Bank N.A. The borrowing availability was decreased from $65 million to $30 million. The credit facility will be used for the Company’s working capital needs. At June 30, 2015, $10.6 million was outstanding under this credit facility, which includes $2.9 million of letters of credit outstanding.

The credit facility financial covenants are unchanged and include that the Company maintain working capital of $60 million, an interest coverage ratio of not less than 3.0 to 1.0 and total funded debt to EBITDA not greater than 2.5. to 1.0.

The agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 5.02(b)  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 30, 2015, James R. Richardson retired as Senior Vice President of Sales and Marketing – Home Furnishings. Mr. Richardson will continue supporting Flexsteel by serving as a Director on the Board.

Item 9.01  Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Seventh Amendment to Credit Agreement dated June 29, 2015 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Exhibit 10.2	First Modification to Promissory Note dated June 29, 2015 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Exhibit 99.1	Press Release by Flexsteel Industries, Inc. on June 29, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	July 1, 2015	By:	/s/ Timothy E. Hall
Timothy E. Hall Principal Financial Officer, SVP-Finance and CFO